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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 1998
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                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  [X]

Check the appropriate box:
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     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [X] Definitive Additional Materials
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                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                              CENDANT CORPORATION
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transactions:
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                                                   FOR IMMEDIATE RELEASE
                                                   ---------------------


                    CENDANT SAYS NEW AIG OFFER ACKNOWLEDGES
          THAT PAYING FAIR VALUE FOR ABI MUST BE THE OVERRIDING ISSUE

Stamford, CT and Parsippany, NJ, March 2, 1998 -- Henry R. Silverman, President and Chief Executive Officer of Cendant Corporation, today said, "AIG's increased offer for American Bankers acknowledges that the overriding issue is about paying fair and appropriate value to acquire the company.

"We remain committed to the acquisition of ABI and we are evaluating all our options.

"In matching our offer, despite its prior protestations to the contrary, AIG has recognized that Cendant is as qualified as AIG to own ABI and would be able to complete its acquisition, including receiving regulatory approvals, within the same time frame."


Investor Contact:          Media Contact:          or:
Laura P. Hamilton          Elliot Bloom            Jim Fingeroth/Roanne Kulakoff
Senior Vice President      Vice President          Kekst and Company
Corporate Communications   Public Relations
and Investor Relations     (973) 496-8414          (212) 521-4800
(203) 965-5114


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